POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that the
undersigned constitutes and appoints
Michael G. Nearing and Jose A. Llerena,
and each of them, the undersigned's true and lawful
attorneys-in-fact and agents,
with full power of substitution,
for the undersigned and in the
undersigned's name, place and stead,
in any and all capacities, to execute for and on behalf of the undersigned, in the undersigned's capacity
as an officer and/or director of MasTec Inc. (the
"Company"), Forms 3, 4 and 5 in accordance
with Section 16(a) of the Securities Exchange Act of
1934, as amended, and the rules thereunder;
1.	do and perform any and all acts for
and on behalf of the undersigned which may be
necessary or desirable to complete and execute
any such Form 3, 4 or 5 and timely file
such form with the United States Securities
and Exchange Commission and any stock
exchange or similar authority; and
2.	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.
      This Power of Attorney shall
remain in full force and effect
until the undersigned is no
longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be
executed as of this 6th day of January, 2004.

/s/ Gregory S. Floerke
      Signature

      Gregory S Floerke